SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  August 7, 2000.

      Internet Stock Market Resources, Inc. (now known as VentureNet, Inc.)
             (Exact Name of Registrant as specified in its charter)

         Delaware                  33-21481-FW                  76-0246940
(State of Incorporation)      (Commission file No.)           (IRS Employer
                                                               ID Number)


              27349 Jefferson Avenue, Suite 200, Temecula, CA 92590
                         (Address of Principal Offices)


                   Registrant's telephone number: 909-296-9945

         This report amends that certain report filed by Registrant on Form 8-K on June 13, 2000.

Item 2.  Acquisition or Disposition of Assets.

         On June 13, 2000, Registrant entered into an Exchange Agreement with Michael Brette pursuant to which Mr. Brette agreed to contribute to Registrant certain securities in exchange for a certain number of restricted shares of Registrant's common stock. This transaction closed on June 26, 2000.

         On August 5, 2000, the parties amended the Exchange Agreement to reflect a change in the assets that were contributed by Mr. Brette in exchange for the shares he acquired in the Registrant. The closing of the amended transaction has been reflected as having an effective date of June 26, 2000.

         At the time of the closing of the transaction, Mr. Brette obtained a majority of the issued and outstanding shares of common stock of Registrant and became Chairman of the Board of Directors and CEO of Registrant. Thus, this transaction resulted in a change of control of Registrant.

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Item 7.  Financial Statements and Exhibits.

              The following are the exhibits filed as part of this report:

              (b) Schedule of Exhibits.

                       Exhibit 2. Plan of Acquisition (Amended Exchange
              Agreement).

                       Exhibit 4. Instruments defining the rights of
              security holders appear as Exhibit 4 to Registrant's Annual Report on Form 10-KSB filed for the period ending May 31, 1999, and are incorporated herein by reference.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      International Stock Market Resources, Inc.


Date: August 7, 2000                  By: /s/  Michael N. Brette
                                         ----------------------------
                                          Michael N. Brette, CEO

                                 EXHIBIT INDEX

EXHIBIT                 DESCRIPTION
-------                 -----------

Exh. 2             Plan of Acquisition (Amended Exchange)